SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

U.S. Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10238	52-1216347
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Lexington Avenue 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-8901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of U.S. Energy Systems, Inc. (the “Company”) terminated Asher E. Fogel as Chairman of the Board, Chief Executive Officer and President of the Company effective June 29, 2007. At this time, Mr. Fogel continues to serve as a member of the Board of Directors. Mr. Fogel does not serve on any committees of the Board of Directors. In addition, the Board of Directors of the Company terminated Adam D. Greene as Executive Vice President and Secretary of U.S. Energy Systems, Inc., effective June 29, 2007. The termination decisions were based on the independent directors’ considered judgment that new senior leadership is in the best interests of the Company and its stockholders.

The Board of Directors is in final negotiations with a highly qualified Interim Chief Executive Officer (“Interim CEO”) candidate and expects to announce the appointment of an Interim CEO to succeed Asher E. Fogel in the next several days.

The Company soon expects to complete negotiations with a financial advisor who will assist USEY in its evaluation of the existing financing as well as other strategic alternatives available to the Company.

A copy of the related news release is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release of U.S. Energy Systems, Inc. dated July 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc.

By:	/s/ Richard Augustine
Richard Augustine
Vice President

Dated: July 2, 2007